EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated March 26, 1999, accompanying the financial statements of Medical Industries of America, Inc. contained in the Registration Statement on Form S-3/A. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

GRANT THORNTON LLP
Fort Lauderdale, Florida
June 29, 1999

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